SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PROPELL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	26-1856569
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

336 Bon Air Center, No. 352
Greenbrae, CA 94904
(415) 747-8775
(Address of principal executive offices) (Zip Code)

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Common Stock, $.001 Par Value	Nasdaq OTC-BB

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following [  ].

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.  [X]

Securities Act registration statement file number to which this form relates:  333-150862

Securities to be registered pursuant to Section 12(g) of the Act:  Common Stock, $.001 Par Value

ITEM 1.    DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The description of the securities to be registered hereunder found under the heading “Description of Securities – Our Common Stock in the Prospectus included within the Company’s Registration Statement on Form S-1 (File Number 333-150862), as amended, is hereby incorporated by reference herein.

ITEM 2.    EXHIBITS

A.

Certificate of Incorporation (filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-150862), as amended (the “Registration Statement”), and incorporated herein by reference).

B.	Amendment to Certificate of Incorporation (filed as Exhibit 3.2 to the Company’s Registration Statement and incorporated herein by reference).
C.	By-Laws (filed as Exhibit 3.3 to the Company’s Registration Statement and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  November 7, 2008

PROPELL CORPORATION
By:	/s/ Ed Bernstein
Ed Bernstein
Chief Executive Officer (Principal Executive Officer)

PROPELL CORPORATION
By:	/s/ Steve Rhodes
Steve Rhodes
Chief Financial Officer (Principal Financial and Accounting Officer)